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                                                                    EXHIBIT 3.13

                                                                          PAGE 1

                                    DELAWARE
                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "TAYLOR PUBLISHING MANUFACTURING, L.P.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF DECEMBER, A.D. 2002, AT 2 O'CLOCK P.M.

               [ILLEGIBLE]             -s- HARRIET SMITH WINDSOR
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

                                       AUTHENTICATION: 2172617

                                                 DATE: 12-26-02

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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OR CORPORATIONS
                                                       FILED 02:00 PM 12/24/2002
                                                          020797102 - 3600121

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                      TAYLOR PUBLISHING MANUFACTURING, L.P.

         This Certificate of Limited Partnership of Taylor Publishing Manufacturing, L.P. (the "Partnership") is being duly executed and filed by the undersigned general partner(the "General Partner") to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et. Seq.).

         1. The name of the limited partnership formed hereby is Taylor Publishing Manufacturing, L.P.

         2. The address of the Partnership's registered office in the state of Delaware is 615 South DuPont Highway, County of Kent,City of Dover, State of Delaware 19901. The name of the Partnership's registered agent for service of process on the Partnership in the State of Delaware is National Corporate Research, Ltd.

         3. The name and business address of the General Partner of the Partnership is as follows:

                            Taylor Publishing Company
                           1550 West Mockingbird Lane
                               Dallas, Texas 75235

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Taylor Publishing Manufacturing, L.P. this 24th day of December, 2002.

                                           TAYLOR PUBLISHING MANUFACTURING,L.P.

                                           By: Taylor Publishing Company
                                               Its General Partner

                                           BY: -s- SHERICE  P. BENCH
                                               ---------------------------------
                                               Name:  Sherice  P. Bench
                                               Title: Chief Financial Officer